SUB-ADVISORY AGREEMENT


     AGREEMENT made as of the ____ day of July, 1998, by and between IPS ADVISORY, INC. ("IPS"), and High Street(TM)
Financial, Inc., a Florida corporation ("High Street").

                       W I T N E S S E T H:

     WHEREAS, IPS FUNDS (the "Trust") is engaged in business as an open-end management investment company registered under the Investment Company Act of 1940, as amended (hereinafter referred to as the "Investment Company Act") and has one class of shares (the "Shares") which may be divided into two or more series (the "Series"), each representing an interest in a separate portfolio of investments (the "Funds"); and

     WHEREAS, the Shares of the Trust have, in fact, been divided into separate Series, one such Series being the Dynamic Style
Rotation Fund (the "DSR(SM) Fund"); and

     WHEREAS, IPS and High Street is engaged principally in rendering investment advisory services and are registered as investment advisers under the Investment Advisers Act of 1940;
and

     WHEREAS, IPS has entered into an Investment Advisory
Agreement with the Trust (the "IPS Investment Advisory
Agreement"), pursuant to which IPS will provide investment advisory services to the DSR(SM) Fund; and

     WHEREAS, High Street is willing to provide investment advisory services to IPS in connection with the Trust's operations on the terms and conditions hereinafter set forth;

     WHEREAS, it is understood by the parties that this Agreement is solely between the parties, and that this Agreement is not intended to, and shall not, impose any obligation on the Trust, the trustees of the Trust, and the shareholders of the Trust.

     NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, IPS and High Street hereby agree as follows:

                            ARTICLE I

                      DUTIES OF HIGH STREET

      IPS hereby employs High Street to act as sub-adviser to IPS and to furnish, or arrange for affiliates of High Street to furnish the investment advisory services described below, subject to the broad supervision of IPS and the Trust, for the period and on the terms and conditions set forth in this Agreement. High Street hereby accepts such employment and agrees during such period, at its own expense, to render, or arrange for the rendering of, such services and to assume the obligations herein set forth for the compensation provided for herein. High Street and its affiliates shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust or the DSR(SM) Fund of the Trust in any way or otherwise be deemed an agent of the Trust or the DSR(SM) Fund.

     High Street hereby agrees to manage the investment operations of the DSR(SM) Fund, subject to the supervision of the Trust's trustees (the "Trustees") and IPS. Specifically High Street agrees to perform the following services for the Trust, IPS and the DSR(SM) Fund:

          (a) to manage the investment and reinvestment of all the assets, now or hereafter acquired, by the DSR(SM) Fund;

          (b) to maintain a continuous investment program for the DSR(SM) Fund, consistent with (i) the DSR(SM) Fund's and Trust's investment policies as set forth in the Trust's Declaration of Trust, By-laws, Registration Statement, as from time to time amended, under the Investment Company Act of 1940, as amended (the "1940 Act"), and in any prospectus and/or statement of additional information of the Trust or of the DSR(SM) Fund, as from time to time amended and in use under the Securities Act of 1933, as amended, and (ii) the Trust's status as a regulated investment company under the Internal Revenue Code of 1986, as amended;

          (c) to determine what securities are to be purchased or sold for the DSR(SM) Fund, unless otherwise directed by the Trustees of the Trust or IPS, and to execute transactions accordingly;

          (d) to provide to the Trust and the DSR(SM) Fund the benefit of all of the investment analyses and research, the reviews of current economic conditions and of trends, and the consideration of long-range investment policy now or hereafter generally available to investment advisory customers of High Street;

          (e) to determine what portion of the DSR(SM) Fund should be invested in Government obligations, commercial paper, certificates of deposit, bankers' acceptances, variable amount notes and corporate debt obligations; and

          (f) to make recommendations as to the manner in which voting rights, rights to consent to Trust and/or DSR(SM) Fund action and any other rights pertaining to the DSR(SM) Fund's portfolio securities shall be exercised.


          In connection with purchases or sales of portfolio securities for the Fund, it is understood that High Street will arrange for the placing of all orders for the purchase and sale of portfolio securities for the account with brokers or dealers selected by High Street, subject to review of this selection by the Board from time to time. You will be responsible for the negotiation and the allocation of principal business and portfolio brokerage. In the selection of such brokers or dealers and the placing of such orders, High Street is directed at all times to seek for the series the best qualitative execution, taking into account such factors as price (including the applicable brokerage commission or dealer spread), the execution capability, financial responsibility and responsiveness of the broker or dealer and the brokerage and research services provided by the broker or dealer.

          High Street should generally seek favorable prices and commission rates that are reasonable in relation to the benefits received. In seeking best qualitative execution, High Street is authorized to select brokers or dealers who also provide brokerage and research services (as those terms are defined in

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
Section 28(e) of the Securities Exchange Act of 1934) to the Trust and/or the other accounts over which High Street exercise investment discretion. You are authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if High Street determines in good faith that the amount of the commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker or dealer.

          Except as provided below, High Street is also authorized to engage in the Brokerage/Services Arrangements (as defined in the IPS Investment Advisory Agreement) on behalf of the Fund, subject to the best qualitative execution requirements set forth above. Notwithstanding the foregoing, any payments through the Brokerage/Services Arrangements must be approved by the Trust's Board of Trustees and be the product of arms-length negotiation, must directly and exclusively benefit the Fund and may only be for any one or a combination of the following: the Service Fees (as defined in the IPS Investment Advisory Agreement), administrative fees, accounting fees, consulting fees, printing fees, independent trustee expenses, proxy solicitation expenses, association membership fees, insurance premiums, interest expenses and taxes.

          Brokerage determinations may be viewed in terms of either a particular transaction or High Street's overall responsibilities with respect to the Fund and to accounts over which High Street exercises investment discretion. The parties understand and acknowledge that, although the information may be useful to the parties, it is not possible to place a dollar value on such information. The Board shall periodically review the commissions paid by the Fund to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits to the Fund.

          Consistent with the Rules of Fair Practice of the National Association of Securities Dealers, Inc., and subject to seeking best qualitative execution as described above, High Street may give consideration to sales of shares of the Fund as a factor in the selection of brokers and dealers to execute Fund portfolio transactions.

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
          Subject to the provisions of the Investment Company Act of 1940, as amended, and other applicable law, High Street or any of High Street's affiliates may retain compensation in connection with effecting the Fund's portfolio transactions, including transactions effected through others. If any occasion should arise in which High Street gives any advice to clients of High Street's concerning the shares of the Fund, High Street will act solely as investment counsel for such client and not in any way on behalf of the Fund. High Street's services to the Fund pursuant to this Agreement are not to be deemed to be exclusive and it is understood that High Street may render investment advice, management and other services to others.



                            ARTICLE II

                ALLOCATION OF CHARGES AND EXPENSES

     High Street assumes and shall pay for maintaining the staff and personnel necessary to perform its obligations under this Agreement, and shall at its own expense, provide the office space, equipment and facilities which it is obligated to provide under Article I hereof.

                           ARTICLE III

                   COMPENSATION OF HIGH STREET

     For the services rendered, the facilities furnished and expenses assumed by High Street, IPS shall pay to High Street an annual fee, computed on a daily basis and paid on a monthly basis, using for each daily calculation the most recently determined net asset value of the DSR(SM) Fund, as determined by valuation made in accordance with the DSR(SM) Fund's procedure for calculating its net asset value as described in the Prospectus and/or SAI. Upon an annual basis, the advisory fee shall be .75% of the average net asset value of net assets of the DSR(SM) Fund. During any period when the determination of net asset value is suspended by the Trustees of the Trust, the net asset value of a share of the DSR(SM) Fund as of the last business day prior to such suspension shall, for the purpose of this Article III, be deemed to be the net asset value at the close of each succeeding business day until it is again determined.

                            ARTICLE IV

              LIMITATION OF LIABILITY OF HIGH STREET

     High Street shall not be liable for any error of judgment, mistake of law or for any loss arising out of any investment or for any act or omission in the performance of sub-advisory services rendered with respect to the Trust or, in particular, the DSR(SM) Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties hereunder. As used in this Article IV, High Street shall include any affiliates of High Street performing services contemplated hereby and directors, officers and employees of High Street and such affiliates.

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
                            ARTICLE V

                    ACTIVITIES OF HIGH STREET

     The services of High Street to the Trust are not deemed to be exclusive. High Street and any person controlled by or under common control with High Street (for purpose of this Article V referred to as "affiliates") may render services to others. Trustees, officers, employees and shareholders of the Trust are or may become interested in High Street and its affiliates, as directors, officers, employees and shareholders or otherwise and that directors, officers, employees and shareholders of High Street and its affiliates are or may become interested in the Trust as trustees, officers and employees, and that High Street, IPS and the directors, officers, employees, partners and shareholders of IPS and its affiliates may become interested in the Trust as a shareholder or otherwise.

                           ARTICLE VIII

               USE OF NAME "DYNAMIC STYLE ROTATION"

     High Street hereby grants to the Trust and IPS the right to use the name "Dynamic Style Rotation" in connection with the
DSR(SM) Fund in the United States as long as High Street continues to serve as sub-adviser for IPS in connection with the DSR(SM) Fund. If, for any reason, High Street no longer serves as sub-adviser for IPS in connection with the DSR(SM) Fund or if this Agreement is terminated as provided in Section (8) below, High Street hereby reserves the right, upon 30 days' written notice to the Trust and IPS, to terminate the Trust's and IPS's right to use the name "Dynamic Style Rotation" in connection with the DSR(SM) Fund Upon such notification by High Street, the Trust and IPS will immediately commence to take all appropriate steps to discontinue use of the name "Dynamic Style Rotation" in connection with the DSR(SM) Fund and shall take all steps necessary under applicable laws to change the name of the DSR(SM) Fund to a name not confusingly similar to "Dynamic Style Rotation." If within a reasonable period of time, but in no event longer than four months, after receiving notification from High Street as provided in this paragraph, the Trust and IPS do not discontinue the use of the name "Dynamic Style Rotation" in connection with the DSR(SM) Fund, High Street may seek such legal and equitable relief as it may deem appropriate. High Street hereby reserves the right also to grant the right to use the name "Dynamic Style Rotation" to another investment company, business or enterprise. IPS hereby acknowledges and agrees that the name "Dynamic Style Rotation" is a valuable asset of High Street and that High Street has established a property right to its use.

                           ARTICLE VII

        AVOIDANCE OF INCONSISTENT POSITIONS AND COMPLIANCE
                          WITH THE LAWS

     In connection with purchases or sales of securities for the investment portfolio of the DSR(SM) Fund, neither High Street nor any of its directors, officers or employees will act as a principal or agent for any party other than the Trust or DSR(SM) Fund, as applicable, or receive any commissions. High Street will comply with all applicable laws in acting hereunder including, without limitation, the 1940 Act, the Investment Advisers Act of 1940, as amended, and all rules and regulations duly promulgated under the foregoing.

                           ARTICLE VIII

            DURATION AND TERMINATION OF THIS AGREEMENT

     This Agreement shall become effective as of the date first above written and shall remain in force until July __, 2000 and thereafter, but only so long as such continuance is specifically approved at least annually by (i) the trustees of the Trust, or by the vote of a majority of the outstanding voting securities of the DSR(SM) Fund, and (ii) a majority of those trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

     This Agreement may be terminated at any time, without the payment of any penalty, by IPS, the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the DSR(SM) Fund, or by High Street, on sixty days' written notice to the applicable party(ies). This Agreement shall automatically terminate in the event of its assignment or in the event of the termination of the IPS Management Agreement.

                            ARTICLE IX

                   AMENDMENTS OF THIS AGREEMENT

     This Agreement may be amended by the parties only if such amendment is specifically approved by (i) the vote of a majority of outstanding voting securities of the DSR(SM) Fund, and (ii) a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

                            ARTICLE X

                   DEFINITIONS OF CERTAIN TERMS

     The terms "vote of a majority of the outstanding voting securities," "assignments," "affiliated person" and "interested person," when used in this Agreement, shall have the respective meanings specified in the Investment Company Act and the Rules and Regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

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
                            ARTICLE XI

                          GOVERNING LAW

     This Agreement shall be construed in accordance with laws of the State of Georgia and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of Georgia, or any of the provisions herein, conflict with the application provisions of the Investment
Company Act, the latter shall control.

                           ARTICLE XII

                        PERSONAL LIABILITY

     HIGH STREET EXPRESSLY ACKNOWLEDGES THAT THE DECLARATION OF TRUST ESTABLISHING THE IPS FUNDS, DATED AS OF AUGUST 10, 1994, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE DECLARATION"), IS ON FILE IN THE OFFICE OF THE SECRETARY OF THE STATE OF OHIO PROVIDES THAT THE NAME IPS FUNDS REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT AS INDIVIDUALS OR PERSONALLY; AND NO TRUSTEE, SHAREHOLDER, OFFICER, EMPLOYEE OR AGENT OF IPS FUNDS SHALL BE HELD TO ANY PERSONAL LIABILITY, NOR SHALL RESORT BE HAD TO THEIR PRIVATE PROPERTY FOR THE SATISFACTION OF ANY OBLIGATION OR CLAIM OR OTHERWISE, IN CONNECTION WITH THE AFFAIRS OF SAID IPS FUNDS, BUT THE "TRUST PROPERTY" (AS DEFINED IN THE DECLARATION) ONLY SHALL BE LIABLE.


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
     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


                                            IPS ADVISORY, INC.




                                            By:___________________________
                                              Greg D'Amico, President

                                            HIGH STREET  FINANCIAL, INC.



                                            By:___________________________
                                              John J. Bartoletta,
                                            President
          ACKNOWLEDGED AND ACCEPTED BY:

          IPS FUNDS


          By:___________________________
             Greg D'Amico, President




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